Exhibit 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-51085, 33-57822 and 33-61228 on Form S-3, of our report dated February 21, 1994 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in method of accounting for income taxes discussed in Note 8 to those financial statements) appearing in this Annual Report on Form 10-K of Arizona Public Service Company for the year ended December 31, 1993.


Deloitte & Touche
Deloitte & Touche

Phoenix, Arizona

March 28, 1994